CONFORMED


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ___________________


       Date of Report (Date of earliest event reported) November 1, 1995

                          BIOCONTROL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                     0-1822             25-1229323
        (State of other jurisdiction     (Commission        (IRS Employer
        of incorporation)                File Number)       Identification no.)


              300 Indian Springs Road, Indiana, Pennsylvania 15701 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (412) 349-1811

       _________________________________________________________________
                        (Former name or former address,
                         if changes since last report.)

       Item 1.        Change in Control of Registrant.
                      Not applicable.

       Item 2.        Acquisition or Disposition of Assets.
                      Not applicable.

       Item 3.        Bankruptcy or Receivership.
                      Not applicable.

       Item 4.        Changes in Registrant's Certifying Accountant
                      Not applicable.

       Item 5.        Other Events.
                      On November 1, 1995, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that its subsidiary, Barnacle Ban Corporation, was recently granted Environmental Protection Agency (EPA) Registration of its patented hot antifouling paint.

                         The paint, which is manufactured by Barnacle Ban,
                      will be marketed in the United States through manufacturer's representatives and distributors under the brand name of HOTBottom Paint. The company also internationally markets an antifouling paint called PepperPaint.

                      HOTBottom antifouling paint repels zebra mussels, barnacles, and other marine organisms from surfaces submerged in fresh or salt water. The Mid-Atlantic Sea Grant Network has said the zebra mussel alone "poses a multibillion-dollar threat to North America's industrial, agricultural and municipal water supplies," a figure which is matched or exceeded by the combined costs of barnacles and mussels to the U.S. Navy, taxpayers, and recreational boaters.


       Item 6.        Resignation of Registrant's Directors.
                      Not Applicable

       Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

                      (a) Financial Statements and Businesses Acquired Not Applicable.

                      (b)   Pro Forma Financial Information - Not Applicable.

                      (c)  Exhibits - News Release

                                   SIGNATURES


       Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BIOCONTROL TECHNOLOGY, INC.


                                        by /s/    Fred E. Cooper
                                                  Fred E. Cooper, CEO
DATED: November 1, 1995